Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 25, 2026, relating to the financial statements of Par Pacific Holdings, Inc. and the effectiveness of Par Pacific Holdings, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Par Pacific Holdings, Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

May 28, 2026